UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 6 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPS GENIUS CORP
(Exact Name of Registrant in its Charter)

Nevada	7374	27-1517938
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

APPS GENIUS CORP
157 Broad Street, Suite 109-C
Red Bank, NJ 07701
Tel.: (732) 530-1267
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (1)
Common Stock, $0.001 par value per share	-	$-	$-	$-
Warrants to purchase Common Stock	-	$-	$-	$-
Common Stock issuable upon exercise of Warrants (2)	-	$-	$-	$-
Total Registration Fee	10,000,000	$-	$5,000,000	$580.50

(1)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminant number of additional shares of common stock as may be issuable upon exercise of warrants registered hereunder as a result of stock splits, stock dividends, or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS
Subject to completion, dated ________, 2012

APPS GENIUS CORPORATION

UP TO 10,000,000 UNITS, EACH CONSISTING OF
10,000,000   SHARE(S) OF COMMON STOCK AND 10,000,000
WARRANT(S) TO PURCHASE 100% OF THE SHARES OF COMMON STOCK

We are offering up to  10,000,000  units, each consisting of  10,000,000   share(s) of our common stock and  10,000,000   warrant(s) to purchase 100% of the shares of the common stock issued as part of this Unit at an exercise price of $[  ] per share, subject to adjustment. The warrants will be exercisable on or after the closing date of this offering through and including close of business on [  ], 2016. The units will not be certificated and the common stock and warrants will be immediately separable and will be separately transferable immediately upon issuance.

Our common stock is presently quoted on the OTC Bulletin Board, under the symbol “APGS.” We do not intend to apply for listing of the warrants on any securities exchange. On  January 6, 2012, the last reported sale price of our common stock on the OTC Bulletin Board was $ 0.29 per share.

This offering is being conducted concurrently with the offering of shares being sold by the selling shareholders with respect to the Company’s registration statement on Form S-1, which was declared effective by the Securities and Exchange Commission on February 11, 2011. The registration statement on Form S-1, which was declared effective by the Securities and Exchange Commission on February 11, 2011, is a secondary offering where the shares are being offered for resale by selling shareholders and the Company is not receiving any proceeds from the shares sold pursuant to that registration statement.

Investing in the offered securities involves risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 5 as well as those set forth in any prospectus supplement.

Rodman & Renshaw, LLC has agreed to act as our placement agent in connection with this offering. The placement agent is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. This is a best efforts, no minimum offering and we may not sell the entire amount of securities being offered pursuant to this prospectus. We expect the offering to end on [         ], there is no minimum purchase requirements and there are no arrangements to place funds in an escrow, trust or similar account. The units being offered will be priced at a discount to the market price of our common stock, although as of the date hereof, there has been no definitive pricing of the units . We have agreed to pay the placement agent a cash fee equal to 7% of the gross proceeds of the offering.  Subject to compliance with FINRA Rule 5110(f)(2)(D), we have also agreed to pay the placement agent a non-accountable expense allowance equal to 2% of the gross proceeds raised in the offering.  We have also agreed to issue the placement agent common stock purchase warrants equal to 7% of the aggregate number of shares of common stock sold in this offering. Additionally, in the event Rodman & Renshaw, LLC successfully introduce us to any entity that we transact with in the form of a merger, acquisition, or other business combination, we have agreed to pay Rodman & Renshaw, LLC a fee for Rodman’s services equal to 5% of the in kind consideration of the aggregate consideration paid in the transaction.

The delivery of the shares and warrants is expected to be made on or about ______, 2012 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2012 .

RODMAN & RENSHAW, LLC

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Apps Genius,” “Company,” “we,” “us” and “our” refer to Apps Genius Corp.

Overview

We were incorporated in the State of Nevada on December 17, 2009 as Apps Genius Corp.

Apps Genius’ principal business is focused on creating innovative social games and mobile applications that let you play together with real-world friends and family using the currently available infrastructure built by both social and mobile networks. Our cross-platform gaming and mobile applications allow users to play and interact with multiple people on multiple networks whether or not they have a preexisting relationship with them. Our Social Gaming and Mobile App technology allows users and players to reach across the multiple networks into a virtual application or gaming environment.  Additionally, we have developed unique player incentive platforms that allow users to share in the success of the game or application.  Currently we are developing our platform for Facebook, MySpace, iPhone and Android.

Where You Can Find Us

Our principal executive office is located at 157 Broad Street, Suite 109-C, Red Bank, New Jersey 07701 and our telephone number is (732) 530-1267.

The Offering

Common stock offered
Up to 10,000,000 units. Each unit consists of 10,000,000 share(s) of our common stock and [   ] warrant(s) to purchase 100% of the shares of our common stock issued as part of the units. The units will not be certificated and the common stock and warrants will be immediately separable and will be separately transferable immediately upon issuance.

Common stock outstanding before the offering	26,221,400

Common stock outstanding after the offering
36,221,400 shares, assuming all of the Units are sold , which does not include 10,000,000   shares of common stock issuable upon exercise of the warrants included in the offered units or the shares of common stock issuable upon the exercise of the placement agent warrants.

Use of proceeds	We expect to use the proceeds received from the offering to further develop our products and for general working capital purposes.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Summary of Financial Information

The following summary selected condensed financial information as of and for the fiscal year ended December 31, 2010, has been derived from our audited financial statements. The financial information as of and for the nine month period ended September 30, 2011 is derived from our unaudited condensed financial statements. The condensed financial information set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

	For the Nine Months ended September 30, 2011 (Unaudited)	For the Fiscal Year ended December 31, 2010
STATEMENT OF OPERATIONS:
Net Revenues	$10,450	$22,896
Operating Expenses:
Research and development	43,960	375,922
Administrative compensation	40,025	68,108
Professional fees	91,466	56,467
General and administrative	28,888	86,008
Total Operating Expenses	204,339	586,505
Loss From Operations	(193,889)	(563,609)
Other Income (Expense)	(667)	811
Net Loss	$(194,556)	$(562,798)

Net Loss Per Common Share
Basic and Diluted	$(0.01)	$(0.02)

Weighted Average Common Share Shares Outstanding
Basic and Diluted	25,687,078	24,663,137

BALANCE SHEETS
	September 30, 2011 (Unaudited)	December 31, 2010
Cash	$13,113	$121,426
Total Current Assets	197,603	125,589
Total Asset	202,343	131,339
Total Liabilities	124,454	15,894
Total Stockholders’ Equity	77,889	115,445

RISK FACTORS

The shares of our common stock being offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue; Specifically the Company, while in the development stage, is proceeding with its business plan by seeking smaller projects to build customers and a basis for leads and referrals. The Company has taken certain steps in furtherance of this business plan including completing 2 small projects. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop effective business plan;
·        Meet customer standard;
·        Attain customer loyalty;
·        Develop and upgrade our service;

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

IF OUR GAMES FAIL TO GAIN MARKET ACCEPTANCE, WE MAY NOT HAVE SUFFICIENT CAPITAL TO PAY OUR EXPENSES AND TO CONTINUE TO OPERATE.

Our ultimate success will depend on generating revenues from game play purchases, advertising, and affiliate programs. We have no direct advertising sales of our own. All of our advertising revenue is dependent on independent third parties. As a result, if we do not generate enough users, we may be unable to generate sufficient revenues for our games. We may not achieve and sustain market acceptance sufficient to generate revenues to cover our costs and allow us to become profitable or even continue to operate.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE AGAINST MANY LARGE COMPANIES WHICH COULD HARM OUR BUSINESS.

Many companies worldwide are dedicated to social gaming and similar services related to social gaming. We expect more companies to enter this industry. Our competitors vary in size from small companies to very large companies with dominant market shares and substantial financial resources. The Company’s games will be in competition with these companies, such as Zynga, Electronic Arts, Playdom, and others. Many of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new technologies, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our developers to the same degree as certain of our competitors. As social games in many of our proposed markets are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our games and technologies. These products and services may significantly affect the demand for our services. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and technology licensing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

UNEXPECTED NETWORK INTERRUPTIONS, SECURITY BREACHES OR COMPUTER VIRUS ATTACKS COULD HARM OUR BUSINESS.

The Company may be required to develop and maintain a substantial computer network infrastructure in order to protect our games and proprietary technologies. Any failure to maintain satisfactory performance, reliability, security and availability of such network infrastructure, whether maintained by us or by third parties, may cause significant harm to our ability to attract and maintain users for our services. Major risks relating to any such future network infrastructure include:

•
any breakdowns or system failures, including from fire, flood, earthquake, typhoon or other natural disasters, power loss or telecommunications failure, resulting in a sustained shutdown of all or a material portion of our servers; and

•	any security breach caused by hacking, loss or corruption of data or malfunctions of software, hardware or other computer equipment, and the inadvertent transmission of computer viruses.

Any of the foregoing factors could reduce a future users’ satisfaction, harm our business and reputation, have a material adverse effect on our financial condition and results of operations and result in the loss of an investor’s entire investment.

WE RELY UPON A THIRD PARTY TO PROVIDE WEB HOSTING AND NETWORKING FOR OUR GAMES AND DISRUPTION IN THESE SERVICES COULD HARM OUR BUSINESS.

We utilize Amazon.com, a third party hosting and networking provider, to host our web services, including games and other proprietary technologies.  If disruptions or capacity constraints occur, the Company may have no means of replacing these services, on a timely basis or at all.  This could cause a material adverse condition for our operations and financial earnings.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ADAM KOTKIN AND ADAM WASSERMAN, OUR OFFICERS AND DIRECTORS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Adam Kotkin, our Chief Executive Officer and Adam Wasserman, our Chief Financial Officer.  The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS, ADAM KOTKIN, IS ALSO CHIEF OPERATING OFFICER OF PEOPLESTRING CORPORATION WHICH MAY CREATE A POTENTIAL CONFLICT OF INTEREST.

Our future ability to execute our business plan depends upon the continued service of our executive officers, including Adam Kotkin, Chief Executive Officer, and Adam Wasserman, our Chief Financial Officer   Adam Kotkin is also the chief operating officer of PeopleString Corporation and as such may be limited in the amount of time they can devote to the Company.  However, he plans on devoting a minimum of twenty hours per week to the Company. We currently do not have any employment agreements with our key personnel. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure that we will be able to retain or replace our key personnel.  On all matters where a conflict of interest may occur or a decision needs to be made between PeopleString and Apps Genius Corp. Adam Kotkin will recuse himself from all decisions regarding PeopleString, deferring to the remaining officers and directors of PeopleString.

PeopleString Corporation is a social networking company with a multi-tiered affiliate program that shares revenue generated through the social network with PeopleString’s users in which Adam M. Kotkin is the Chief Operating Officer and a Director.  Apps Genius Corp has and is continuing to utilize PeopleString’s social network as a promotional tool for its games.

OUR CHIEF FINANCIAL OFFICER, ADAM WASSERMAN, IS ALSO CHIEF EXECUTIVE OFFICER OF CFO ONCALL, INC. WHICH MAY CREATE A POTENTIAL CONFLICT OF INTEREST.

Our future ability to execute our business plan depends upon the continued service of our executive officers, including Adam Wasserman, our Chief Financial Officer   Adam Wasserman is also the chief executive officer of CFO Oncall, Inc., a company that we contract with to provide outsourced financial services. We currently do not have any employment agreement with Adam Wasserman but do have an employment agreement with CFO Oncall, Inc. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected.  We cannot assure that we will be able to retain or replace our key personnel. In the event that we need to renegotiate the contract with CFO Oncall, Inc., Mr. Wasserman may have a conflict of interest. On all matters where a conflict of interest may occur or a decision needs to be made between CFO Oncall, Inc. and Apps Genius Corp. Adam Wasserman will recuse himself from all decisions regarding CFO Oncall, Inc., deferring to the remaining officers and directors of Apps Genius.

OUR KEY PERSONNEL MAY PROVIDE ONLY LIMITED AMOUNTS OF TIME TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officers, Adam M. Kotkin, our Chief Executive Officer and Chairman, Adam Wasserman, Chief Financial Officer, and other key technology, marketing, sales and support personnel or other employees.  Mr. Kotkin is also the Chief Operating Officer of PeopleString Corporation and Mr. Wasserman is chief executive officer of CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), where he owns 80% and 60% of such businesses, respectively.  All compensation paid to Mr. Wasserman is paid to CFO Oncall, Inc. CFO Oncall, Inc. provides chief financial officer services to various companies. Mr. Wasserman also serves as chief financial officer of Gold Horse International, Inc., Oriental Dragon Corporation, Westergaard.com, Inc. and Transax International, Inc. He is also a director of China Direct Industries, Inc. since January 2010 and Bohai Pharmaceuticals Group, Inc. since July 12, 2010. In addition to Mr. Wasserman’s time, CFO Oncall has full-time dedicated, professional employees that also assist Mr. Wasserman with our Company’s financial matters and communication needs.  As such, they may be limited in the amount of time they can devote to the Company.  However, they plan on devoting a minimum of twenty hours per weeks to the Company. We currently do not have any employment agreements with our key personnel. However, key technology support personnel are required to enter into a non-disclosure and  non-competition agreement with Apps Genius, which provides, among other things, that the employee will not compete with us or solicit any of our customers or employees for a period of one year after his or her employment terminates for any reason. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure that we will be able to retain or replace our key personnel.

WE DO NOT HAVE ANY EMPLOYEES OTHER THAN OUR CURRENT CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER AND, THEREFORE, MAY NOT BE ABLE TO DEVELOP ANY ADDITIONAL GAMES.

Our future ability to develop and offer new games is dependent on us hiring new programmers and developers. We currently do not have the financial resources to hire any programmers and developers. Therefore, unless we raise sufficient capital, we will not be able to employ the persons necessary to develop and program new games. Without new games, we will not be able to generate sufficient revenue and will be forced to cease operations.

OUR LACK OF PATENT AND/OR COPYRIGHT PROTECTION AND ANY UNAUTHORIZED USE OF THE GAMES AND/OR PROPRIETARY TECHNOLOGIES BY THIRD PARTIES MAY HARM OUR BUSINESS.

We have filed a provisional patent application; however, as of the date of this filing, we have not received a patent and/or copyright protection for our games, planned proprietary technologies and/or planned products. Presently we intend to rely on trade secret protection and/or confidentiality agreements with our key technology support personnel, customers, business partners and others to protect our intellectual property rights. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent and/or copyright protection. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

WE MAY BE SUBJECT TO CLAIMS WITH RESPECT TO THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHT OF OTHERS, WHICH COULD RESULT IN SUBSTANTIAL COSTS AND DIVERSION OF OUR FINANCIAL AND MANAGEMENT RESOURCES TO DEFEND SUCH CLAIMS AND/OR LAWSUITS AGAINST US AND COULD HARM OUR BUSINESS.

We cannot be certain that our games and proprietary technologies will not infringe upon patents, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim. Successful infringement or licensing claims against us may result in substantial monetary damages, which may materially disrupt the conduct of our business and have a material adverse effect on our reputation, business, financial condition and results of operations.

THE COMPANY IS CURRENTLY SUBJECT TO THE 15(d) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

The Company is currently subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the Company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

THE COMPANY’S REPORTING OBLIGATIONS UNDER 15(d) OF SECURITIES EXCHANGE ACT OF 1934 MAY BE SUSPENDED IF THE COMPANY HAS LESS THAN THREE HUNDRED RECORD SHAREHOLDERS FOLLOWING THE ANNUAL REPORT ON FORM 10-K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SEC.

As of the effective date of this prospectus, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). In the future, Section 15(d) reporting requirements would be automatically suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, we have fewer than 300 holders of record. We currently have fewer than 300 shareholders.

If we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including quarterly reports on Form 10-Q and annual reports on Form 10-K, with the SEC subsequent to the Form 10-K required for the fiscal year in which our registration statement is effective. This means that should we be exempt from filing quarterly reports on Form 10-Q and annual reports on Form 10-K, your access to information regarding our business and our financial condition will be extremely limited.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 120,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

Our shares are listed on the OTCBB under the symbol “APGS.OB”. There is, however, very little trading volume and there can be no assurance that there will be trading volume or an active market for the stock. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We estimate that we will receive up to $1,500,000 in net proceeds from the sale of units in this offering, based on an assumed price of $[  ] per unit and after deducting estimated placement agent fees and estimated offering expenses payable by us.  We will use the net proceeds from this offering to further develop our products and for working capital and other general corporate purposes.

If a warrant holder elects to pay the exercise price, rather than exercising the warrants on a “cashless” basis, we may also receive proceeds from the exercise of warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

DILUTION

Our reported net tangible book value as of September 30, 2011 was $77,889, or $0 per share of common stock, based upon 26,151,400 shares outstanding as of that date. Net tangible book value per share is determined by dividing such number of outstanding shares of common stock into our net tangible book value, which are our total tangible assets less total liabilities. After giving effect to the sale of the units offered in this offering at the offering price of $[   ] per unit, at September 30, 2011 (and excluding shares of common stock issued and any proceeds received upon exercise of the warrants), after deducting placement agent fees and other estimated offering expenses payable by us, our net tangible book value at September 30, 2011 would have been approximately [  ], or $[  ] per share. This represents an immediate increase in net tangible book value of approximately $[  ] per share to our existing stockholders, and an immediate dilution of $[  ] per share to investors purchasing units in the offering.

The following table illustrates the per share dilution to investors purchasing units in the offering:

Public offering price per unit	$
Net tangible book value per share as of September 30, 2011	$
Increase per share attributable to sale of units to investors	$
As adjusted net tangible book value per share after the offering	$
Dilution per share to investors	$
Dilution as a percentage of the offering price	%

The foregoing illustration does not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock.

DESCRIPTION OF BUSINESS

Overview

Apps Genius Corp, develops markets, publishes and distributes social games and software applications that consumers can use on a variety of platforms. The platforms include social networks, wireless devices such as cellular phones and smart phones including the Apple iPhone™ and standalone websites.  To date, we have released several applications including ‘Bruisers’, a game application for Facebook, ‘My Mad Millions’, a game application for Facebook™, Drama Llama, an application for Facebook™, ‘Slap a Friend’, a game application for the Apple Iphone™, Bed Bug Alert, a utility application for Apple Iphone™ and Crazy Dream Application for Facebook™.   Apps Genius Corp’s goal is to develop and publish new titles on a recurring basis that are based on the same property and gaming platform.  Examples of this franchise approach are the two games that we currently have under development that both utilize the same underlying platform, My Mad Millions and Rock The House.  A core focus of our Social Gaming and Mobile Application development is to allow users and players to reach across different networks into a virtual application or gaming environment such as Facebook, MySpace, Iphone and Android and be able to play games and use applications from all users no matter what environment they are using the application in.

The three key philosophies that are incorporated into each of our gaming titles are:

1. Make players feel like they’re playing with their real friends
2. Offer ways for players to express their personality, and
3. Provide a fantasy world environment that allows players to roll play as if they are living as a rock star or a multimillionaire.

Allowing players to go cross platform to invite their friends to their social gaming or mobile application experience creates the personalization necessary to create loyal and addicted users.  Further integration with wireless devices widens the reach and increases time played and revenue opportunities.

Revenue Model

We monetize our social games through virtual currencies through RadiumOne (formerly, gWallet), Facebook Credits and banner ads through Cubics.com, a division of AdKnowledge. Our mobile applications are monetized by either charging fees for downloading through the ITunes Apple Store or by offering free applications with banner advertising supplied by Cubics.

Virtual Currency

Some of our Social Games contain a virtual currency or points system. One such example is in our game “My Mad Millions” we issue “MMM Points” to our users that allow users to level up and gain special privileges.  Users collect points by moving through the levels, buying them or completing offers from third-party advertisers that convert into points or virtual currency. For example, your users can now purchase “My Mad Millions points” directly by using Facebook Credits payments system.  Users can also earn points by completing surveys, completing deals, or watching videos that are offered on an Offer Wall in the game provided through our relationship with RadiumOne (formerly, gWallet). When users make a purchase from one of the offers on our “Offer Wall”, complete a survey or purchase “My Mad Million” points using Facebook Credits, they get points in the game and can use them to level up or gain special privileges as they see fit.

Web Advertising

AppsGenius also uses its site to advertise for other companies.  We have entered into agreements with three companies where we agree to place banners or ads on our website.  We receive a cash payment from the advertiser when a purchase is completed.  We currently have marketing relationships with both RadiumOne (formerly, gWallet) and Facebook Credits to provide a private label virtual currency system as well as third-party marketing offers.

We have an agreement with RadiumOne (formerly, gWallet). Pursuant to this Agreement, RadiumOne agrees to monetize users to My Mad Millions and Bruisers. RadiumOne will be paid 10% for any direct revenue and 30% for any indirect revenue that is generated through RadiumOne’s services. A copy of the agreement with gWallet is attached hereto as Exhibit 10.1.

We have also entered into an agreement with Cubics.com. Pursuant to this Agreement, we agree to download ads and banners from Cubics.com and we display them on our website.  Cubics.com then pays us at least $0.05 for every click that occurs on an ad or banner displayed on the Company’s website. A copy of the agreement with cubics.com is attached hereto as Exhibit 10.2.

Social Network Space

Our games work as applications on social networking service site platforms. Users can install the games on their pages and the games then use the platform application programming interfaces to obtain social graph information (e.g. lists of friends) from their accounts.  This information is used by players on the social network to invite friends and other on-line users to play the game or to notify players that a friend has logged on or reached a certain milestone in a particular game.

The games incorporate the social aspect of their host services by allowing users to group together in “crews”, “entourages”, or “families” (depending on the type of game). Many games give bonuses to players with larger lists of game-specific friends, and some features of their games are unavailable to users with small networks.

Business Model

Our business is supported in two manners: via partner businesses and Facebook Credit payments. Several of our games will require an “Energy” characteristic to play. Engaging in “Missions”, a core feature of many games, consume a certain amount of energy. After expending energy, it slowly replenishes to the character's maximum limit. This can take minutes or several hours (energy replenishes whether or not players are logged into the game). After energy is replenished, players can engage in additional missions. Waiting for energy to replenish is a significant limiting factor in the games. Their support mechanisms take advantage of this.

Our games will link to offers from a number of partners. Players can accept credit card offers, take surveys or buy services from our partners in order to obtain game credits, which allow them to replenish their character's energy or traded for other various virtual goods.

Players may directly convert Facebook Credits into points in our games.   From within the game, players can purchase the points for a fee: USD$5.00 for 20 game credits, for example.

Celebrity Entertainment Division

In August 2011, we launched our Celebrity Entertainment Division. Our aim with implementing the Celebrity Entertainment Division is to work with celebrities to create and distribute social games and software applications that consumers can use on a variety of platforms. In that regard, on October 17, 2011, we entered into an exclusive, worldwide licensing agreement which grants us the right to use Nicole Polizzi’s (known by the stage name “Snooki”) name and likeness in the development, manufacture, marketing, sale and distribution of social applications and social games (the “Snooki License”). Pursuant to the Snooki License, we will develop a total of four applications within one year of the execution of the License Agreement (the “Initial Term”), with the release of the first application occurring in November 2011. We have also retained the right to release four additional applications after the Initial Term, provided we successfully release four applications during the Initial Term.

Games Offered by Apps Genius

Currently we offer 7 games for users to download and play. The following is a description of each game that we offer:

Bruisers (Released February 2, 2011)
Bruisers is a turn based strategy war game available on Facebook™.  Players face off two of history’s deadliest assassins; Pirates and Ninjas. Players equip their men with weapons, ammo and other items that are available for purchase in the game using Facebook Credits.  Once properly equipped for battle, players ally with one another and with their friends on Facebook in order to build their stats and have the biggest, baddest team in the land.

Bruisers allows players to play with one another in real-time or play against a computer run bot.  The introduction of real-time playing to Bruisers adds to the amount of time that users play the game and the amount of items that they purchase using Facebook Credits to play Bruisers.

(The above picture is the home screen of Bruisers, where users can navigate to any part of the game)

Angry T*rds (January 28, 2011)

Angry T*rds has been released for use on the Apple iPhone and available through the Apple iTunes Store in both a free limited version and the full paid version for $0.99.  Angry T*rds is a fantasy action game where evil explorers have stolen all the monkey babies and the players need to save them.  The game play takes a fun twist on using a slingshot packed with the choice of coconuts, poop bombs and bananas which are shot at the explorers.  Featuring our unique physics based destruction engine, Angry Turds provides countless fun and entertainment value. Angry T*rds has been featured on such sites as TechCrunch.
(The above picture depicts actual game play of Angry T*rds on an Iphone device)

My Mad Millions (Released October 13, 2010):
My Mad Millions is a new social game application currently available on Facebook and MySpace. Players have to spend $300,000,000 in a virtual environment living the life of the rich and famous.  The objective of the game is to spend all $300,000,000 without having any assets at the end.  Players advance in the game while interacting with their friends by completing missions and spending virtual money for themselves and their friends by renting mansions, yachts, exotic cars, private jets, and thousands of other luxuries.  Players also compete to lose money by buying virtual stocks in the stock market, betting in virtual casinos, and betting on current sporting events in the game.  Players can interact with each other, buy gifts for their friends, invite others to join their entourage, and hire them as employees to spend more money and spend it faster.

My Mad Millions creates a real-life and unique experience for players by using real images and prices of actual items that an individual with $300,000,000 may want to buy and could afford.

(The above picture depicts one of the shopping sprees in My Mad Millions where you rent a Yacht, hire a captain and choose a crew.)

Bed Bug Alert (Released October 20, 2010)
Bed Bug Alert has been released for use on the Apple iPhone and available through the Apple iTunes Store for $1.95, Bed Bug Alert allows users to geolocate reported sightings of bed bugs throughout the world. Data is received from several sources including media reports of bed bug sightings and outbreaks, user reported data and through combing through health department and building department websites throughout the United States.  Bed Bug Alert has been featured on various media outlets including the New York Times, USA Today, NBC and ABC.

(The above picture is a snapshot of the screen a Bed Bug Alert user will see on an iPhone that has located all reported sightings of Bed Bugs in New York, New York.)

Crazy Dream (Released March 30, 2010)
Crazy Dreams has been released as a game for use on Facebook. Crazy Dreams is a collective tell-your-own adventure story where users begin, continue and elaborate on social stories. A user can begin by starting to tell a story or dream and then their Facebook friends can continue the story, indefinitely.  Combining multiple people’s thoughts, ideas and input into one story is a way that Crazy Dreams is developing social networking to now include social story telling.

(The above picture is the dream of one of our users. The user started the dream and it is now awaiting input from another user to continue the dream. The whole dream is the combination of all the different users inputs into one storyline.)

Drama Llama (Released September 19, 2010)
Drama Llama has been released on Facebook. Drama Llama allows friends to post pictures and comments on friend’s walls containing either the Drama Llama or a Cry Baby pictorial. The posts alert all users friends that the user has drama in their life or they are being a Cry Baby about something.  Drama Llama is meant to be a fun way of calling out the cry babies and drama kings or queens of your friends.

(The above picture is a screenshot of the screen where a user chooses whether they want to send the Drama Llama or the Cry Baby to their friends.)

Slap a Friend (Released March 12, 2010)
Slap a Friend is a fun way to take a picture of a friend. The application allows users to virtually toss a friend around and even throw objects at them. A user can post a friend’s picture and then throw object, such as, virtual baseballs, sticks and weights, at the picture. Slap a Friend is available either as a free advertising version monetized through Cubics.com or as a paid version for sale for $0.99 through the Apple ITunes store for use on the iPhone and iPad.

(Picture of the Box Arena in Slap a Friend.  The items at the bottom picture depict a few of the ways you can ‘slap your friend’.  The face of the character can be user customized with a facial shot of one of their friends.)

Agreement with Apple to Download Applications

We have an agreement with Apple to provide our applications to its users for download to iTunes, iPhones and other Apple products. In connection with the Agreement, Apple is entitled to 30% of any revenue generated for each application or program that is downloaded to an Apple device by an Apple user. Currently, we offer three products through the Apple Agreement: (i) Slap-A-Friend; (ii) Angry T*rds and (iii) Bed Bug Alert. A copy of the Apple Agreement is attached hereto as Exhibit 10.3.

Patents and Trademarks

In June 2010, we filed a trademark application for My Mad Millions with the United States Patent & Trademark Office under Class 9 (interactive games) and Class 41 (entertainment services).

In January 2011, we filed a trademark application for Angry T*rds with the United States Patent & Trademark Office under Class 9 (interactive games).

We have a patent pending for a method and apparatus for gaming reward platforms. The patent was filed on September 22, 2010.

We have not filed any other patents or trademarks but may, in the future, determine it is advisable to file trademarks for our other interactive, online applications and games.

Outstanding Debt Obligations

On June 28, 2011, we issued promissory notes to two investors in the amount of $20,000. The notes are due on December 28, 2011 or upon the closing of a financing in an amount greater than $250,000.

In August 2011, we entered into four promissory note agreements with three third parties and one related party. The notes are unsecured, bear interest at 6.0% and are due on the earlier of 1) August 31, 2012 or 2) within three business days of the closing of a private placement of certain equity securities offered by the Company, of a minimum amount of $250,000. At our sole option, the Maturity Date may be extended from the Maturity Date, in 30 day increments, for up to 12 months during which we will accrue at an annual interest rate of 6.5%. At September 30, 2011, the principal amounts due under the loans amounted to $60,000.

Employees

As of January 13, 2012, our employees solely consist of our Chief Executive Officer and Chief Financial Officer. Previously, we had employed four individual programmers. However, due to cash constraints we have had to let them go. Our current programs are being maintained by our CEO and CFO, however, no new games can be developed unless and until we hire additional developers.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 157 Broad Street, Suite 109-C, Red Bank, New Jersey 07701, and our telephone number is (732) 530-1267.  Our lease terminated on May 31, 2011 and we have not renewed the lease. We continue, however, to occupy the office space but do not pay any monthly lease payments.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We create innovative social games and mobile application that let you play together with real-world friends and family using the infrastructure built by social and wireless networks. Our cross-platform gaming and mobile applications allow users to play and interact with the same people such user would play cards, board games or go bowling within the real world, regardless of the network they are on.  Our Social Gaming and Mobile App technology allows users and players to reach across the different networks into a virtual application or gaming environment.  Additionally, we have developed unique player incentive platforms that allow users to share in the success of the game or application.  Currently we are developing our platform for Facebook, MySpace, iPhone and Android.

We monetize our social games through virtual currencies through Radium One (formerly gWallet) and banner ads through Cubics.com, a division of adKnowledge. Our mobile applications are monetized by either charging fees for downloading through the Apple iTunes Store or by offering free applications with banner advertising supplied by Cubics. To date, we have commenced limited operations and will require outside capital to implement our business model.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the year ended December 31, 2010, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Software development costs

Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.  We have not capitalized any software development costs.

Impairment of long-lived assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  For all revenue sources discussed below, in accordance with ASC 605-45 “Principal Agent Considerations”, we recognize revenue net of amounts retained by third party entities pursuant to revenue sharing agreements. Our specific revenue recognition policies are as follows:

We recognize revenue from the sale of its social games and mobile applications (“Apps”) when the App is sold and downloaded by the customer and collection is reasonably assured.

We recognize revenues from the placement of banner ads on its social games and mobile applications upon placement of the banner and when collection is reasonably assured.

Some of our social games contain a virtual currency or point systems that allow users to increase their game playing levels and gain special privileges.  Users collect points by moving through the levels, buying them or by completing offers from third-party advertisers that convert into points or virtual currency. When a user completes an offer for one of our third-party advertisers, the advertiser pays the Company a commission.  The commission is recognized as revenue upon completion of the offer and the receipt by the Company of an electronic confirmation from the advertiser and when collection is reasonably assured.  We recognize revenues from the sale of virtual currency to users upon the delivery of the virtual currency to the users account and when collection is reasonably assured.

Stock-based compensation

We account for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. We account for non-employee share-based awards in accordance with ASC Topic 505-50.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations For The Fiscal Year Ended December 31, 2010

Our business began on December 17, 2009.  Accordingly, no comparisons exist for the prior period.

For the period from December 17, 2009 (inception) to December 31, 2009

For the period from December 17, 2009 (inception), to December 31, 2009, we had $0 in revenue. Expenses for the period totaled $37,377 resulting in a net loss of $37,377.  Expenses for the period consisted of $23,420 in stock-based compensation, $13,700 in professional fees of which $200 is stock-based and $257 in general and administrative expenses.

For the Year Ended December 31, 2010

Revenues

For the year ended December 31 2010, we recognized revenues of $22,896 from the sale of games and from advertising of which approximately $ 6,129 or 26.8% was related to revenues generated from Mad Millions, a new social game application.

Operating Expenses

For the year ended December 31, 2010, operating expenses amounted to $586,505 and consisted of the following:

Research and development	$375,922
Administrative compensation	68,108
Professional fees	56,467
General and administrative	86,008

$586,505

•
For the year ended December 31, 2010, we incurred research and development expenses of $375,922 which consists primarily of salaries and fees paid to third parties for the development of software and applications.  We expect to incur additional research and development expenses in future periods to develop new applications.

•	For the year ended December 31, 2010, we incurred administrative compensation of $68,108. We expect administrative compensation to increase as we implement our business plan.

•
For the year ended December 31, 2010, we incurred professional fees of $56,467. We expect professional fees to increase substantially as we incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

•
For the year ended December 31, 2010, we incurred general and administrative expenses of $86,008 consisting of computer and internet expenses of $25,079, rent of $9,445 and other administrative expenses.

Other Income

For the year ended December 31, 2010, we recognized interest income of $811.

Net Loss

As a result of the factors described above, our net loss for the year ended December 31, 2010 was $562,798, or $(0.02) per common share (basic and diluted).

For the Three and Nine Months Ended September 30, 2011 and 2010

Revenues

For the nine months ended September 30, 2011 and 2010, we recognized revenues of $10,450 and $11,724 respectively from the sale of games and from advertising.  For the three months ended September 30, 2011 and 2010, we recognized revenues of $1,915 and $11,671 respectively from the sale of games and from advertising. The decreases were mainly attributable to the lack of marketing and promotional efforts due to the Company’s lack of working capital.

Operating Expenses

For the nine months ended September 30, 2011 and 2010, operating expenses amounted to $204,339 and $434,180 respectively, a decrease of $229,841 or 52.9%. For the three months ended September 30, 2011 and 2010, operating expenses amounted to $41,634 and $374,804, respectively, a decrease of $333,170 or 88.9%.  Changes in operating expenses consisted of the following:

	Three Months ended September 30,		Nine Months ended September 30,
	2011	2010	2011	2010
Research and development	$-	$252,547	$43,960	$296,314
Administrative compensation	12,000	42,108	40,025	52,208
Professional fees	24,416	37,220	91,466	37,545
Other selling, general and administrative	5,218	42,929	28,888	48,113

	$41,634	$374,804	$204,439	$434,180

•
For the nine months ended September 30, 2011, research and development expenses, which consists primarily of salaries and fees paid to third parties for the development of software and applications decreased by $252,354 or 85.2% as compared to the same period in 2010.  For the three months ended September 30, 2011, research and development expenses decreased by $252,547 or 100% as compared to the same period in 2010.  Due to a lack of working capital, we reduced the number of research and development personnel. In May 2011, we temporarily ceased our research and development activities until we generate sufficient revenues from our current portfolio of products or we are able to raise additional working capital funds from debt or equity financing or loans. At such time we will resume our research & development activities to develop new applications.

•
For the nine months ended September 30, 2011, administrative compensation decreased by $12,183 or 23.3% as compared to the same period in 2010.  For the three months ended September 30, 2011, administrative compensation decreased by $30,108 or 71.5% as compared to the same period in 2010. We have reduced administrative staff due to the lack of working capital.  For the nine months ended September 30, 2011, administrative compensation includes $6,000 of services contributed to us by our chief executive officer.

•
For the nine months ended September 30, 2011, professional fees increased by $53,921 or 143.6% as compared to the same period in 2010.  For the three months ended September 30, 2011, professional fees decreased by $12,804 or 34.4% as compared to the same period in 2010.  We expect professional fees to increase as we incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. Additionally, during the three and nine months ended September 30, 2011, we incurred stock based professional fees of $3,444 and $30,444 related to business development and investor relations services, respectively.

•
For the nine months ended September 30, 2011, other selling, general and administrative expenses decreased by $19,225 or 40.0% as compared to the same period in 2010.  For the three months ended September 30, 2011, other selling, general and administrative expenses decreased by $37,711 or 87.8% as compared to the same period in 2010.   During the three months ended September 30, 2011, we reduced general and administrative expenses due to a lack of working capital. We expect other selling, general and administrative expenses to increase in the future at such time as we resume the implementation of our business plan.

Other Income

For the nine months ended September 30, 2011 and 2010, we recognized interest income of $37 and $670, respectively. For the three months ended September 30, 2011 and 2010, we recognized interest income of $0 and $568, respectively. The decrease in interest income was attributable to having a lower cash balance with which to earn interest on. Additionally, for the three and nine months ended September 30, 2011, we incurred aggregate  interest expense of $704 and $704 related to outstanding notes payable and a related party note, respectively.

Net Loss

As a result of the factors described above, our net loss for the nine months ended September 30, 2011 and 2010 was $194,556 and $421,786, or a net loss per common share of $0.01 and $0.02 (basic and diluted), respectively. Our net loss for the three  months ended September 30, 2011 and 2010 was $40,423 and $362,565, or a net loss per common share of $0.00 and $0.01 (basic and diluted), respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. To date, we have funded our operations through the sale of our common stock.

Our primary uses of cash have been for salaries and fees paid to third parties for the development of our products. All funds received have been expended in the furtherance of growing the business and establishing brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

☐	An increase in working capital requirements to finance additional product development,

☐	Addition of administrative and sales personnel as the business grows,
☐	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,

☐	The cost of being a public company, and

☐	Capital expenditures to add additional technology.

Our net revenues are not sufficient to fund our operating expenses.  At September 30, 2011, we had a cash balance of $13,113. Since inception, we raised gross proceeds of $692,000 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. Additionally, from June 2011 to September 2011, we borrowed $80,000 ($75,000 from third parties and $5,000 from our chief executive officer). These funds were used to working capital purposes and to pay the fee for the License Agreement. We currently have no material commitments for capital expenditures. We need to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We do not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, grow our company, and to develop products as required by our License Agreement. We do not anticipate we will be profitable in 2011.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will be required to further curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern on their audit opinion for the year ended December 31, 2010.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Assuming that we receive financing, our business plan within 12 months is outlined below:

Description	Estimate Cost

Selling and marketing expenses	$18,000
Research and development activities	$250,000
Professional fees, including fees associated with becoming a public company	$175,000
General and administrative	$130,000

Total	$573,000

Selling and marketing expenses- Sales and marketing is performed through the placement of ads on social media networks such as Facebook. Upon the resumption of the implementation of our business plan, we estimate that we will incur approximately $18,000 during a twelve month period on these advertisements.

Research and development activities- In May 2011, we temporarily ceased our research and development activities until we generate sufficient revenues from our current portfolio of products or we are able to raise additional working capital funds from debt or equity financing or loans.  We have reduced our other research and development costs which presently only consist of hosting fees and server maintenance to approximately $1,000 per month. Upon the resumption of the implementation of our business plan, we estimate that we will incur approximately $250,000 during a twelve month period on research and development activities.

Professional fees, including fees associated with becoming a public company – Primarily includes professional fees associated with becoming a public company as summarized as follows:

Amount
Auditing fees	$50,000
Legal fees	120,000
Other professional fees	5,000

Total	$175,000

General and administrative – Over the next 12 months, we estimate that we will incur general and administrative expenses as follows:

Amount
Administrative salaries and benefits	$125,000
Other	5,000

Total	$130,000

As of November 10, 2011, we have a cash balance of approximately $8,500. Accordingly, in order to pay our outstanding obligations of approximately $124,000 at September 30, 2011 and to continue to implement our business plan, we will need additional cash of $605,500 over the next 12 months assuming we collect expected sales of $100,000. Based on our projected monthly working capital needs, we need working capital to pay our outstanding obligations, to fund our business plan, and to continue operating. We have scaled back our operations, and have reduced our monthly operating expenses from $40,000 per month to under $5,000 per month. It will be unlikely that we will be able to pursue our overall business plan without raising additional working capital.

In connection with our plans to raise funds, we signed an agreement with Rodman &Renshaw, LLC ("Rodman" or the "Placement Agent"), whereby Rodman shall serve as the exclusive placement agent for the Company, on a "reasonable best efforts" basis, in connection with a proposed placement (the "Placement") of registered securities (the "Securities") of the Company, including shares of the Company's common stock, par value $0.001 per share (the "Shares" or "Common Stock") and warrants to purchase shares of Common Stock.   As compensation for the services provided by Rodman hereunder, the Company agrees to pay to Rodman:
(A) The fees set forth below with respect to the Placement:

1. A cash fee payable immediately upon the closing of the Placement and equal to 7% of the aggregate gross proceeds raised in the Placement.
2. Such number of warrants (the "Rodman Warrants") to Rodman or its designees at the Closing to purchase shares of Common Stock equal to 7% of the aggregate number of Shares sold in the Placement, plus any Shares underlying any convertible Securities sold in the Placement to such purchasers. The Rodman Warrants shall have the same terms as the warrants (if any) issued to the Purchasers in the Placement except that the exercise price shall be 125% of the public offering price per share and the expiration date shall be five years from the effective date of the required registration statement.  The Rodman Warrants shall not have anti-dilution protections or be transferable for six months from the date of the Placement, except as permitted by Financial Industry Regulatory Authority (''FINRA'') Rule 5110, and further, the number of Shares underlying the Rodman Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

(B) The Company agreed to pay Rodman a fee equal to 5% in kind consideration of the aggregate consideration paid or received by the Company in connection with a transaction consummated during the term or tail period, as defined, with (a) a candidate introduced to the Company by Rodman (a “Rodman Candidate”) or (b) a candidate introduced to the Company by a Rodman candidate. A transaction or combination of transactions shall include the purchase of sale of assets or outstanding stock, or a merger, acquisition or other business combinations.

(C) The Company also agreed to pay to Rodman a non-accountable expense allowance equal to 2.0% of the aggregate gross proceeds raised in the Placement (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Such non-accountable expense allowance shall be payable immediately upon (but only in the event of) the closing of the Placement. In September 2011, we paid a $7,500 advance to Rodman upon execution of this Agreement, which shall be applied against the 2.0% non-accountable expense allowance.

Operating activities

For the year ended December 31, 2010, net cash flows used in operating activities amounted to $564,779 and was primarily attributable to our net losses of $562,798, offset by the add back of non-cash items such as depreciation expense of $1,045 and changes in operating assets and liabilities of $(3,026). For the period from December 17, 2009 (inception) to December 31, 2009, net cash flows provided by operating activities amounted to $1,000 and was primarily attributable to our net losses of $37,377, offset by the add back of non-cash items such as stock based compensation and fees of $23,620 and changes in operating assets and liabilities of $14,757.

For the nine months ended September 30, 2011 and 2010, net cash flows used in operating activities amounted to $180,813 and $437,381, respectively. For the nine months ended September 30, 2011, net cash used in operations of $180,813 was primarily attributable to our net losses of $194,556 offset by the add back of non-cash items such as depreciation expense of $1,010, stock based compensation of $30,444, and contributed services of $6,000, and changes in operating assets and liabilities of $23,711. For the nine months ended September 30, 2010, net cash used in operation of $437,381 was primarily attributable to our net losses of $421,786 offset by the add back of non-cash items such as depreciation expense of $708 and changes in operating assets and liabilities of  $(16,303).

Investing activities

For the year ended December 31, 2010 and for the period from December 17, 2009 (inception) to December 31, 2009, net cash used in investing activities was $5,895 and $900, respectively, and represented the purchase of property and equipment.

For the nine months ended September 30, 2011 and 2010 net cash used in investing activities were $0 and $5,895, respectively, and represented the purchase of property and equipment.

Financing activities

For the year ended December 31, 2010 and for the period from December 17, 2009 (inception) to December 31, 2009, net cash flows provided by financing activities was $652,000 and $40,000, respectively. For the year ended December 31, 2010, we received proceeds from sale of common stock of $670,600 and returned subscription proceeds of $18,600 to investors. During the period from December 17, 2009 (inception) to December 31, 2009, we received proceeds from sale of common stock of $21,400 and received subscription proceeds of $18,600 which was recorded as a liability.

For the nine months ended September 30, 2011 and 2010 net cash flows provided by financing activities was $72,500 and $652,000, respectively. In the 2011 period, we received proceeds from notes payable of $75,000, received proceeds from a note payable – related party of $5,000, and paid $7,500 of deferred financing costs.  In the 2010 period, we received net proceeds of $652,000 from the sale of our common stock.

Contractual Obligations

         We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of September 30, 2011 and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 Years	3-5 Years	5+ Years
Notes payable	$75,000	$75,000	$-	$-	$-
Note payable – related party	5,000	5,000
Total contractual obligations	$80,000	$80,000	$-	$-	$-

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name and age of officers and director as of January 13, 2012. Our Executive officer is elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Adam M. Kotkin	32	Chief Executive Officer and Director
Adam Wasserman	47	Chief Financial Officer

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Adam M. Kotkin, Chief Executive Officer and Director

Mr. Kotkin is the Chief Executive Officer of Apps Genius.  His experience includes serving as the Chief Operating Officer and Board Member of PeopleString Corporation from January 2009 to the present and Chief Operating Officer, Board Member and Co-founder of BigString Corporation (OTCBB-BSGC), an online messaging company, from October 2003 to November 2010. Mr. Kotkin still remains as a board member of BigString Corporation. Past experiences include serving as the business manager for InsuranceGenie.com, an online insurance agency,  and serving as business developer and sales manager at LiveInsurance.com from March 1999 until December 2000. Mr. Kotkin graduated with distinction from New York University with a BA in Economics.

Adam Wasserman, Chief Financial Officer

Mr. Wasserman is the Chief Financial Officer of Apps Genius. Since November 1999, Mr. Wasserman has been CEO of CFO Oncall, Inc., a Weston, Florida based provider of consultant accounting services specializing in financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Mr. Wasserman has served as the chief financial officer of Transax International Limited since May 2005, chief financial officer of Oriental Dragon Corp since June 2010, chief financial officer of Westergaard.com, Inc. since May 2011, and as the vice president of financial reporting of Cleantech Solutions International, Inc., all clients of CFO Oncall, Inc.   Mr. Wasserman currently serves as a member of the boards of directors for China Direct Industries, Inc. (NasdaqGM: CDII) and Bohia Pharmaceuticals Group, Inc. (OTCBB: BOPH) since January 2010 and July 2010, respectively. Mr. Wasserman has also served as the chief financial officer of Gold Horse International, Inc. (July 2007 to September 2011), Lotus Pharmaceuticals Inc. (October 2006 until April 2009), and other companies, all client companies of CFO Oncall, Inc. From June 1991 to November 1999, he was Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From September 1986 to May 1991, he was employed by Deloitte & Touche, LLP. During his employment, his significant assignments included audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction, and recruiting. Mr. Wasserman holds a Bachelor of Science from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants and is the treasurer and an executive board member of Gold Coast Venture Capital Association.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board of Directors also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Current Issues and Future Management Expectations

To date, we do not have an audit committee financial expert serving on our audit committee.

Code of Ethics

The Company has not adopted a Code of Ethics. The Company has not adopted such a code of ethics because all of management’s efforts have been directed to maintaining the business of the Company.  At a later time, a code of ethics may be adopted by the Board of Directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2011 .

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Adam M. Kotkin, Chief Executive	2011	$ 7,000	0	0		0	0	0	0	$ 7,000
Officer	2010	$ 50,000	0	0		0	0	0	0	$ 50,000

Adam Wasserman, Chief Financial	2011	$ 5,525	0	12,000	(a)	0	0	0	0	$ 1 7,5 25
Officer	2010	$ 7,500	0	0		0	0	0	0	$ 7,500

(a)	Represents 80,000 shares issued at a value of $ 0.15 per share based on the sale of common stock in a private placement at $0.15 per common share .

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through December 31, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during periods ending December 31, 2011 and December 31, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of  January 13, 2012, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class (1)
Adam M. Kotkin 157 Broad Street Suite 109-C Red Bank, NJ 07701	6,150,000		23.88%

Adam Wasserman 157 Broad Street Suite 109-C Red Bank, NJ 07701	180,000	(4)	*

All Executive Officers and Directors as a group (2 persons)	6,250,000		24.27%

Gem Funding LLC(2) 41 Owatonna St Haworth, NJ 0764	2,500,000		9.71%

Darin Myman 112 Oak Glen Road Howell NJ 07731	3,180,500		12.35%

Robb Knie PO Box 785 Mayn, NJ 07607	2,300,000		8.93%

FJD Holdings, LLC(3) 2005 Edenfield Place Lakeland, FL 33801	1,475,000		5.73%

*	less than 1%

(1)	Based on 25,751,400 shares of common stock outstanding as of January 13, 2012
(2)	Corie Schlossberg has voting and control power over the shares held by Gem Funding LLC.
(3)	Frank D’Agostino has voting and control power over the shares held by FJD Holding, LLC.
(4)
Adam Wasserman is the beneficial owner of all 180,000 shares. However, 80,000 of these shares were issued to CFO Oncall. Adam Wasserman is the beneficial owner of CFO Oncall and we have contracted with CFO Oncall to hire Adam Wasserman as our CFO.

Auditors; Code of Ethics; Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.

Additionally, we have not yet adopted a code of ethics. The Company has not adopted such a code of ethics because all of management’s efforts have been directed to maintaining the business of the Company.  At a later time, a code of ethics may be adopted by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company’s chief executive officer, Adam  Kotkin, from time to time, provided advances to the Company for working capital purposes. As of September 30, 2011, December 31, 2010 and December 31, 2009, we had a payable to Mr. Kotkin of $100, $100 and $1,257, respectively. These advances were short-term in nature and non-interest bearing.

In March 2010, we paid $1,000 to a company related to our chief executive officer for rent.

During the last quarter we terminated our verbal agreement with PeopleString Corporation where we marketed our games to users of PeopleString. Mr. Adam M. Kotkin is also the Chief Operating Officer of PeopleString. The agreement was a mutual understanding where we would be allowed to beta test our game, My Mad Millions, with the users of PeopleString. This agreement is no longer in force or effect.

In August 2011, we entered into a note agreement with Adam Kotkin. The note is unsecured, bears interest at 6.0% and is due on the earlier of 1) August 31, 2012 or 2) within three business days of the closing of a private placement of certain equity securities offered by the Company, of a minimum amount of $250,000, with the proceeds of the offering to be received directly by the Company. At our sole option, the Maturity Date may be extended from the Maturity Date, in 30 day increments, for up to 12 months during which we will accrue at an annual interest rate of 6.5%. At September 30, 2011, the principal amount due under this loan amounted to $5,000. At September 30, 2011, interest due under the note amounted to $29 which has been included in due to related party on the accompanying balance sheet. For the nine months ended September 30, 2011, interest expense related to this note amounted to $29.

As of September 30, 2011 and December 31, 2010, we owed $12,000 and $2,500 to a company owned by our chief financial officer for services rendered, respectively.

During the nine months ended September 30, 2011, Adam Kotkin donated services valued at $6,000 which was treated as contributed capital.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 120,000,000 shares of capital stock, of which 100,000,000 shares are common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share authorized.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. Currently we have 25,751,400 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share.  Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In October 2011, in connection with a licensing agreement, we issued Licensor or assignees warrants exercisable for the purchase of 1,100,000 shares of our common stock at an exercise price equal to $0.31 per share on a for-cash or cashless exercise basis (the “Warrants”).  The Warrants will be exercisable by Licensor until the later of (iii) one hundred fifty (150) days following the end of the Term (and any extensions thereto) or (iv) eighteen (18) months following the Effective Date.  If at any time after the six (6) month anniversary of the date hereof, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant shares by the holder, then this Warrant may be exercised, in whole or in part, at such time by means of a cashless exercise.

Other than discussed above, there are no other outstanding warrants to purchase our securities. However, upon the closing of this Offering, we will be issuing two (2) classes of warrants. One class of warrants will be issued to our investors as part of the Units and the other will be issued to our placement agent, Rodman & Renshaw, LLC.

Unit Warrants

The Warrants offered in this offering will be issued in a form substantially similar to the form that is filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the Warrants. The following is a brief summary of the Warrants and is subject in all respects to the provisions contained in the form of warrant.

The warrants issued to each investor shall represent the right to purchase up to share(s) of common stock equal at an exercise price equal to $[    ] per share, subject to adjustment as described below. The Warrants will have a term of five (5) years. We will not issue fractional shares of common stock. All fractional shares shall either be rounded up or we will pay cash in lieu of fractional shares of common stock. The warrant holders will not have any voting or other rights as a stockholder of our company. The exercise price and the number of shares underlying the Warrants are subject to standard adjustment provisions.

The Warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the Warrants.

Placement Agent Warrants

We have also agreed to issue to Rodman & Renshaw, LLC, a warrant to purchase a number of shares equal to 7% of the shares of common stock sold. The shares issuable upon exercise of this warrant are identical to those offered by this prospectus. This warrant is exercisable at $ [  ] per share (125% of the exercise price of the public Warrants), at any time expiring five years after the effective date of the registration statement of which this prospectus is a part. The warrant may also be exercised on a cashless basis. The warrant and the [  ] shares of common stock underlying the warrant have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate this warrant or the securities underlying this warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this warrant or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. The exercise price and number of shares issuable upon exercise of the warrant will not contain any anti-dilution protection and will not be adjusted in the event of an extraordinary cash dividend, or any issuances of common stock at a price below the warrant exercise price.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our independent stock transfer agent is Action Stock Transfer Corp. at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this prospectus. Additionally, as part of its compensation, Anslow & Jaclin, LLP and its associates received an aggregate of 100,000 shares of common stock that are included in this prospectus.

The financial statements as of December 31, 2010 and 2009, and for the year ended December 31, 2010, the period from December 17, 2009 (inception) to December 31, 2009 and for the period from December 17, 2009 (inception) to December 31, 2010 included in this prospectus and the registration statement have been audited by Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

PLAN OF DISTRIBUTION

We are offering up to 10,000,000 units, to be issued in one or more closings, each consisting of one share of common stock and  warrants to purchase up to 100% of the shares of common stock issued as part of this unit for $[ ] per unit with aggregate gross proceeds of up to $[   ].  Pursuant to an engagement letter agreement, we engaged Rodman & Renshaw, LLC as our placement agent for this offering. Rodman & Renshaw, LLC is not purchasing or selling any units, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of units, other than to use their “ reasonable best efforts” to arrange for the sale of units by us. Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of units being offered pursuant to this prospectus. Additionally, we and the placement agent may, upon request of any investor in this offering, sell units to such investors that exclude the warrants, provided that the sale of units that exclude such warrants shall be at the same offering price per unit as all other investors.
We have agreed to pay the placement agent a cash fee equal to 7% of the gross proceeds of the offering. Subject to compliance with FINRA Rule 5110(f)(2)(D), we have also agreed to pay the placement agent a non-accountable expense allowance equal to 2% of the gross proceeds raised in the offering, of which $7,500 has previously been advanced by the Company and will be applied against such 2% non-accountable expense allowance. We have also agreed to issue the placement agent common stock purchase warrants equal to 7% of the aggregate number of shares of common stock sold in this offering. The placement agent warrants are not covered by this prospectus. The warrants issued to the placement agent will be substantially identical to the warrants offered by this prospectus except that the warrants issued to the placement agent will have an exercise price per share of 125% of the public offering price, or $[___], and the expiration date of such warrants shall be the five year anniversary of the effective date of the registration statement of which this prospectus is a part. In addition, on June 1, 2011, we entered into an agreement with Buckman, Buckman & Reid, Inc. to provide us with financial services.  Pursuant to the agreement with Buckman, we paid Buckman a cash fee of $5,000 and issued to Buckman 75,000 shares of our common stock.  Pursuant to FINRA Rule 5110(g)(1), any warrant shares issued upon exercise of the placement agent warrants nor the shares issued to Buckman shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

(i)	by operation of law or by reason of reorganization of the Company;
(ii)
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

(iii)	if the aggregate amount of our securities of the Company held by the holder of the placement agent warrants or related person do not exceed 1% of the securities being offered;
(iv)
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

(v)	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The following table shows the per unit and total placement agent’s fees we will pay to the placement agent in connection with the sale of the shares and warrants offered pursuant to this prospectus assuming the purchase of all of the units offered hereby.
Per unit placement agent’s fees	$ -
Maximum offering total	$ -

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.
Our obligations to issue and sell units to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase units is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived by the purchaser.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended or the Securities Act. We may also be required to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.   The placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.   These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent.   Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

In addition, on August 8, 2011, we entered into an amendment to the placement agent agreement where we agreed, in the event Rodman & Renshaw, LLC successfully introduce us to any entity that we transact with in the form of a merger, acquisition, or other business combination, to pay Rodman & Renshaw, LLC a fee for Rodman’s services equal to 5% of the in kind consideration of the aggregate consideration paid in the transaction.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

FINANCIAL STATEMENTS

Financial Statements.

Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010	F-2

Statements of Operations for the Three and Nine Months Ended September 30, 2011 and 2010 (Unaudited)	F-3

Statements of Cash Flows for the Nine Months Ended September 30, 2011 and 2010 (Unaudited)	F-4

Notes to Unaudited Financial Statements.	F-5 to F-12

APPS GENIUS CORP
BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$13,113	$121,426
Accounts receivable	1,434	4,163
Prepaid expenses	175,556	-
Deferred financing costs	7,500	-

Total Current Assets	197,603	125,589

PROPERTY AND EQUIPMENT, net	4,740	5,750

Total Assets	$202,343	$131,339

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable	$75,000	$-
Note payable - related party	5,000	-
Accounts payable and accrued expenses	32,325	13,294
Accounts payable - related party	12,000	2,500
Due to related party	129	100

Total Current Liabilities	124,454	15,894

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 20,000,000 shares authorized; No shares
issued or outstanding at September 30, 2011 and December 31, 2010)	-	-
Common stock ($0.001 par value; 100,000,000 shares authorized;
26,151,400 and 25,596,400 shares issued and outstanding
at September 30, 2011 and December 31, 2010, respectively)	26,151	25,596
Additional paid-in capital	846,469	690,024
Accumulated deficit	(794,731)	(600,175)

Total Stockholders' Equity	77,889	115,445

Total Liabilities and Stockholders' Equity	$202,343	$131,339

See notes to unaudited financial statements

APPS GENIUS CORP
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

NET REVENUES	$1,915	$11,671	$10,450	$11,724

OPERATING EXPENSES:
Research and development	-	252,547	43,960	296,314
Administrative compensation	12,000	42,108	40,025	52,208
Professional fees	24,416	37,220	91,466	37,545
Other selling, general and administrative	5,218	42,929	28,888	48,113

Total Operating Expenses	41,634	374,804	204,339	434,180

LOSS FROM OPERATIONS	(39,719)	(363,133)	(193,889)	(422,456)

OTHER INCOME (EXPENSE):
Interest expense	(675)	-	(675)	-
Interest expense - related party	(29)	-	(29)	-
Interest income	-	568	37	670

Total Other Income (Expense)	(704)	568	(667)	670

NET LOSS	$(40,423)	$(362,565)	$(194,556)	$(421,786)

NET LOSS PER COMMON SHARE:
Basic and diluted	$-	$(0.01)	$(0.01)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	25,799,226	25,585,530	25,687,078	24,348,630

See notes to unaudited financial statements

APPS GENIUS CORP
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(194,556)	$(421,786)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation and fees	30,444	-
Contributed services	6,000	-
Depreciation	1,010	708
Changes in assets and liabilities:
Accounts receivable	2,729	(9,799)
Prepaid expenses	(55,000)	-
Accounts payable and accrued expenses	19,031	(5,347)
Accounts payable - related party	9,500	-
Due to related parties	29	(1,157)

NET CASH USED IN OPERATING ACTIVITIES	(180,813)	(437,381)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(5,895)

NET CASH USED IN INVESTING ACTIVITIES	-	(5,895)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	75,000	-
Proceeds from note payable - related party	5,000	-
Payment of deferred financing costs	(7,500)	-
Repayment of subscription payable	-	(18,600)
Proceeds from sale of common stock	-	670,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	72,500	652,000

NET (DECREASE) INCREASE IN CASH	(108,313)	208,724

CASH - beginning of year	121,426	40,100

CASH - end of period	$13,113	$248,824

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued for future services	$120,556	$-

See notes to unaudited financial statements.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 1 –	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apps Genius Corp (the “Company”) was incorporated in the State of Nevada on December 17, 2009.  The Company’s principal business is focused on creating innovative social games and mobile applications that let people play together with real-world friends and family using the currently available infrastructure built by both social and mobile networks. The Company’s cross-platform gaming and mobile applications allow users to play and interact with multiple people on multiple networks whether or not they have a preexisting relationship with them. The Company’s Social Gaming and Mobile App technology allows users and players to reach across the multiple networks into a virtual application or gaming environment.  Additionally, the Company has developed unique player incentive platforms that allow users to share in the success of the game or application.  Currently, the Company is developing its platform for Facebook, MySpace, iPhone and Android.

Basis of presentation and going concern

Management acknowledges its responsibility for the preparation of the accompanying interim financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the interim period presented. These financial statements should be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company’s Form 10-K annual report for the year ended December 31, 2010.  The accompanying unaudited financial statements for Apps Genius Corp have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S.”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

The Company was previously presented as a development stage company. Planned principal operations are underway and generating revenue, therefore the Company has exited the development stage.

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $194,556 and $180,813, respectively, for the nine months ended September 30, 2011 and an accumulated deficit of $794,731 at September 30, 2011 and has minimal revenues. These matters raise substantial doubt about the company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise additional capital, and generate revenues. Currently, management is seeking capital to implement its business plan.   Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the 2011 and 2010 periods include the useful life of property and equipment, allowance for doubtful accounts receivable, assumptions used in assessing impairment of long-term assets and valuation of deferred tax assets, and the value of stock-based compensation and fees.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 1 –	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. Balances at financial institutions in the United States are insured up to $250,000 at each bank. There were no deposits in excess of federally insured limits at September 30, 2011.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Concentration of revenue

The Company sells its products to its customers through five revenue sharing arrangements. The following represents identifiable concentrations for any arrangement where revenue exceeded 10% of the total revenues for the nine months ending September 30, 2011 as follows:

Arrangement	Percentage of total revenues	Percentage of accounts receivable balance at September 30, 2011
1	50.9%	12.8%
2	29.1%	0.0%

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At September 30, 2011 and December 31, 2010, the Company does not, based on a review of its outstanding balances, have an allowance for doubtful accounts.

Fair value measurements and fair value of financial instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

*	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

*
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

*
Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, notes payable, and amounts due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 1 –	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Software development costs

Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.”  Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.  During the 2011 and 2010 periods, the Company did not capitalize any software development costs.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges during the nine months ended September 30, 2011 or 2010.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  For all revenue sources discussed below, in accordance ASC 605-45 “Principal Agent Considerations”, the Company recognizes revenue net of amounts retained by third party entities pursuant to revenue sharing agreements. The Company’s specific revenue recognition policies are as follows:

The Company recognizes revenue from the  sale  of its social games and mobile applications (“Apps”) when the App is sold and downloaded by the customer and collection is reasonably assured.

The Company recognizes revenues from the placement of banner ads on its social games and mobile applications upon placement of the banner and when collection is reasonably assured.

Some of the Company’s social games contain a virtual currency or point systems that allow users to increase their game playing levels and gain special privileges.  Users collect points by moving through the levels, buying them or by completing offers from third-party advertisers that convert into points or virtual currency. When a user completes an offer for one of our third-party advertisers, the advertiser pays the Company a commission.  The commission is recognized as revenue upon completion of the offer and the receipt by the Company of an electronic confirmation from the advertiser and when collection is reasonably assured.  The Company recognizes revenues from the sale of virtual currency to users upon the delivery of the virtual currency to the user’s account and when collection is reasonably assured.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 1 –	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company is governed by the Income Tax Law of the United States. The Company utilizes ASC Topic 740, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Under ASC Topic 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements.

A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longermeet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. There were no options outstanding as of September 30, 2011 and 2010. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Advertising

Advertising is expensed as incurred and is included in selling, general and administrative expenses on the accompanying statements of operations. For the nine months ended September 30, 2011 and 2010, advertising expense was $215 and $2,000, respectively.

Research and development

Research and development costs which consist primarily of salaries and fees paid to third parties for the development of software and applications are expensed as incurred. For the nine months ended September 30, 2011 and 2010, research and development costs were $43,960 and $296,314, respectively.

Net loss per share of common stock

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At September 30, 2011 and 2010, the Company did not have potentially dilutive common stock equivalents.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 2 -	PROPERTY AND EQUIPMENT

At September 30, 2011 and December 31, 2010, property and equipment consist of the following:

	Useful Life	2011	2010
Office equipment and furniture	5-7 Years	$214	$214
Computer equipment	5 Years	6,581	6,581
		6,795	6,795
Less: accumulated depreciation		(2,055)	(1,045)
		$4,740	$5,750

For the nine months ended September 30, 2011 and 2010, depreciation expense amounted to $1,010 and $708, respectively.

NOTE 3 –	RELATED PARTY TRANSACTIONS

Note payable – related party

In August 2011, the Company entered into a note agreement with Adam Kotkin, the Company’s chief executive officer (“CEO”). The note is unsecured, bears interest at 6.0% and is due on the earlier of 1) August 31, 2012 or 2) within three business days of the closing of a private placement of certain equity securities offered by the Company, of a minimum amount of $250,000, with the proceeds of the offering to be received directly by the Company. At the sole option of the Company, the Maturity Date may be extended from the Maturity Date, in 30 day increments, for up to 12 months during which the Company will accrue at an annual interest rate of 6.5%. At September 30, 2011, the principal amount due under this loan amounted to $5,000. At September 30, 2011, interest due under the note amounted to $29 which has been included in due to related party on the accompanying balance sheet. For the nine months ended September 30, 2011, interest expense related to this note amounted to $29.

Other

The Company’s CEO from time to time, provided advances to the Company for working capital purposes. At September 30, 2011 and December 31, 2010, the Company had a payable to the CEO of $100 and $100, respectively. These advances were short-term in nature and non-interest bearing and are included in due to related party on the accompanying balance sheet.

As of September 30, 2011 and December 31, 2010, the Company owed $12,000 and $2,500 to a company owned by its chief financial officer for services rendered, respectively.

During the nine months ended September 30, 2011, an officer donated services valued at $6,000 which was treated as contributed capital.

NOTE 4 –	NOTES PAYABLE

On June 28, 2011, the Company entered into two note agreements with two individuals. The notes are unsecured, bear interest at 6.0% and are due on the earlier of 1) December 28, 2011 or 2) within three business days of the closing of a private placement of certain equity securities offered by the Company, of a minimum amount of $250,000, with the proceeds of the offering to be received directly by the Company. At the sole option of the Company, the Maturity Date may be extended from the Maturity Date, in 30 day increments, for up to 12 months during which the Company will accrue at an annual interest rate of 6.5%. At September 30, 2011, the principal amount due under the loans amounted to $20,000.

In August 2011, the Company entered into three note agreements with three parties. The notes are unsecured, bear interest at 6.0% and are due on the earlier of 1) August 31, 2012 or 2) within three business days of the closing of a private placement of certain equity securities offered by the Company, of a minimum amount of $250,000, with the proceeds of the offering to be received directly by the Company. At the sole option of the Company, the Maturity Date may be extended from the Maturity Date, in 30 day increments, for up to 12 months during which the Company will accrue at an annual interest rate of 6.5%. At September 30, 2011, the principal amounts due under the loans amounted to $55,000.

At September 30, 2011, interest amounts due under the loans amounted to $674. The weighted average interest rate on the Company’s short-term obligations was 6%.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 5 –	STOCKHOLDERS’ EQUITY

Preferred stock

The Company authorized 20,000,000 preferred shares.  Preferred shares may be designated by the Company’s board of directors’.  There were no shares designated as of September 30, 2011.

Common stock

On May 12, 2011, the Company issued 80,000 shares of its common stock to the Company’s chief financial officer for services rendered. The Company valued these common shares at the fair value of $0.15 per common share based on the sale of common stock in a private placement at $0.15 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $12,000.

On June 1, 2011, the Company issued 75,000 shares of its common stock to a consultant for business development services rendered. The Company valued these common shares at the fair value of $0.20 per common share based on the fair value of services provided. In connection with issuance of these common shares, the Company recorded professional fees of $15,000.

On September 19, 2011, the Company issued 400,000 shares of its common stock to a consultant for investor relations services to be provided over a one-year term. The Company valued these common shares at the fair value of $0.31 per common share based on the quoted trading price of the common stock on the grant date which is the measurement date. In connection with issuance of these common shares, the Company recorded professional fees in 2011 of $3,444 and a prepaid expense at September 30, 2011 of $120,556.

Equity Incentive Plan

On September 23, 2010, the Company’s board of directors adopted, and the Company’s stockholders approved the Apps Genius Corp Equity Incentive Plan (the “Plan”), which covers 5,000,000 shares of common stock.  The purpose of the Plan is to advance the interests of the Company by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company’s common stock, par value $.0001 per share.

The Plan is intended to accomplish these objectives by enabling the Company to grant awards in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, or other stock based awards. The Plan will be administered by the Board of Directors of the Company or, upon its delegation, by the Compensation Committee of the Board of Directors.  The Plan became effective on September 23, 2010 and will terminate on September 23, 2020.

Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock reserved for issuance pursuant to awards granted under the Plan shall be five million (5,000,000) shares; provided, however ,  that within sixty (60) days of the end of each fiscal year following the adoption of the Plan, the Board, in its discretion, may increase the aggregate number of shares of Common Stock available for issuance under the Plan by an amount not greater than the difference between (i) the number of shares of Common Stock available for issuance under the Plan on the last day of the immediately preceding fiscal year, and (ii) the number of shares of Common Stock equal to 15% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year.

As of September 30, 2011, no shares of common stock have been issued under the Plan.

NOTE 6 –	COMMITMENT AND CONTINGENCIES

Retainer Agreement – Registered Direct Offering

On June 28, 2011 the Company signed a retainer agreement with its attorney to act as counsel for the Company with respect to a registered direct financing transaction (the “financing”) for a fee of $75,000 payable as follows plus expenses:

1.	In the event that the Financing closes. $75,000 to be paid from the proceeds of the Financing: or

2.	In the event that the Financing does not close, $1,500 cash per month for a period of 24 months and 200,000 shares of common stock.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 6 –	COMMITMENT AND CONTINGENCIES (continued)

Agreement for Exclusive Placement Agent

In connection with the Company’s plans to raise funds, on June 29, 2011, the Company signed an agreement with Rodman &Renshaw, LLC ("Rodman" or the "Placement Agent"), whereby Rodman shall serve as the exclusive placement agent for the Company, on a "reasonable best efforts" basis, in connection with a proposed placement (the "Placement") of registered securities (the "Securities") of the Company, including shares of the Company's common stock, par value $0.001 per share (the "Shares" or "Common Stock") and warrants to purchase shares of Common Stock.   The Company and Rodman amended the agreement on August 8, 2011. As compensation for the services provided by Rodman hereunder, the Company agrees to pay to Rodman:

(A) The fees set forth below with respect to the Placement:

1.	A cash fee payable immediately upon the closing of the Placement and equal to 7% of the aggregate gross proceeds raised in the Placement.

2.
Such number of warrants (the "Rodman Warrants") to Rodman or its designees at the Closing to purchase shares of Common Stock equal to 7% of the aggregate number of Shares sold in the Placement, plus any Shares underlying any convertible Securities sold in the Placement to such purchasers. The Rodman Warrants shall have the same terms as the warrants (if any) issued to the Purchasers in the Placement except that the exercise price shall be 125% of the public offering price per share and the expiration date shall be five years from the effective date of the required registration statement.  The Rodman Warrants shall not have anti-dilution protections or be transferable for six months from the date of the Placement, except as permitted by Financial Industry Regulatory Authority (''FINRA'') Rule 5110, and further, the number of Shares underlying the Rodman Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

(B) The Company agreed to pay Rodman a fee equal to 5% in kind consideration of the aggregate consideration paid or received by the Company in connection with a transaction consummated during the term or tail period, as defined, with (a) a candidate introduced to the Company by Rodman (a “Rodman Candidate”) or (b) a candidate introduced to the Company by a Rodman candidate. A transaction or combination of transactions shall include the purchase of sale of assets or outstanding stock, or a merger, acquisition or other business combinations.

(C) The Company also agrees to pay to Rodman a non-accountable expense allowance equal to 2.0% of the aggregate gross proceeds raised in the Placement (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Such non-accountable expense allowance shall be payable immediately upon (but only in the event of) the closing of the Placement. In September 2011, the Company paid a $7,500 advance to Rodman upon execution of this Agreement, which shall be applied against the 2.0% non-accountable expense allowance. At September 30, 2011, the $7,500 advance has been reflected as deferred financing costs on the accompanying balance sheet.

Consulting Agreement for Business Development Services

On June 1, 2011, the Company entered into a consulting agreement for financials and business advisory services.  In connection with the agreement, the Company paid the consultant cash of $5,000 and issued 75,000 shares of its common stock.  The Company valued these common shares at the fair value of $0.20 per common share based on the fair value of services provided. In connection with issuance of these common shares, the Company recorded professional fees of $15,000. In addition, if directly or indirectly as a result of introductions or other efforts of the consultant, one or more individuals or entities purchases or invests in the Company, the Company shall pay the consultant (a) 10% of the amount of the investment and (b) a non-accountable expense allowance of 3% of the aggregate amount of the investment and (c) a cashless warrant representing underlying shares equal to 10% of the shares purchased in any investment, which will be exercisable for seven years at the same exercise price as the investors.

APPS GENIUS CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

NOTE 7 –	SUBSEQUENT EVENTS

Licensing Agreement

On October 17, 2011 (the “Effective Date”), the Company entered into an exclusive, worldwide licensing agreement (the “License Agreement”) with NEP Snooki Enterprises, LLC (the “Licensor”) and Starz Management & PR (“Starz”), which grants the Company the right to use Nicole Polizzi’s (known by the stage name “Snooki”) name and likeness in the development, manufacture, marketing, sale and distribution of social applications and social games (the “Apps”) to be released and offered on the Android, Apple's iOS, Facebook, and Google+ platforms. Pursuant to the License Agreement, the Company will develop a total of four Apps within one year of the Effective Date (the “Initial Term”), with the release of the first App scheduled for late November 2011. The term of the License (the “Term”) shall be one (1) year from the earlier of (i) the Release Date of fourth App described above or (ii) eight months after the Effective Date.  In the event that the Company successfully releases four Products within the Term, the Company, with the mutual agreement of the parties and the payment of the an additional cash fee, shall be entitled to release up to four additional new Products and the Initial Term shall be extended for an additional one-year period.

In consideration for the exclusive license granted by Licensor during the Initial Term, the Company paid a non-refundable license fee of $55,000 (the “Cash Fee”). In the event that the Company and the Licensor mutually agree to extend the Term and produce additional products, then upon such mutual agreement, the Company shall pay an Additional Cash Fee of $50,000. The Company shall be entitled to recover the Cash Fees or Additional Cash Fees from any revenue generated by the sale of the products related to the License Agreement by deducting the Cash Fee (or Additional Cash Fees, if applicable) prior to the payment of any royalties, as described below; provided, however, the Company shall only be entitled to deduct a maximum of $13,750 for each product.

The Company shall pay Licensor non-returnable royalties (“Royalties”) in an amount equal to 50% of the revenue generated, directly or indirectly, from the virtual sale of the Products, advertising sponsorship, commercial tie-ins and/or product placement related to the licensed property, and shall pay Starz Royalties equal to 10% of the revenue generated from the sale of the products related to the licensed property. The revenue shall be calculated as the gross revenue less any mandatory third party commissions, including fees from all sites that sell and market the products and any additional marketing or advertising expenses, and any recovery of Cash Fees as permitted, as discussed above.

In addition, the Company has issued Licensor or assignees warrants exercisable for the purchase of 1,100,000 shares of the Company’s common stock at an exercise price equal to $0.31 per share on a for-cash or cashless exercise basis (the “Warrants”) and 70,000 shares of the Company’s common stock were issued to Starz.  The Warrants will be exercisable by Licensor until the later of (iii) one hundred fifty (150) days following the end of the Term (and any extensions thereto) or (iv) eighteen (18) months following the Effective Date.  If at any time after the six (6) month anniversary of the date hereof, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant shares by the holder, then this Warrant may be exercised, in whole or in part, at such time by means of a cashless exercise.

The Company shall account for the equity instruments issued pursuant to the License Agreement in accordance with ASC 505-50, “Equity Based Payments to Non-Employees”.

The Company calculated the fair value of the 1,100,000 warrants granted using the Black-Scholes option pricing model and recorded the fair value of $147,884 as a deferred license costs which will be amortized over the initial estimated license term of 18 months.  In applying the Black-Scholes method, the Company calculated volatility based upon the volatility of several similar companies with historical market prices for their common stock, utilized discount rates obtained from the Federal Reserve Statistical Release for treasury instruments of the same duration, and an expected term based on the estimated contractual term of the warrants of 23 months. Since the expiration date of the warrants has not been determined, the fair market value of warrants granted pursuant to the License Agreement is subject to adjustment by the Company if the estimates of the initial expiration date changes.

In connection with issuance of the 70,000 shares of the Company’s common stock, the Company valued these common shares at the fair value of $0.315 per common share based on the quoted trading price of the common stock on the grant date which is the measurement date. In connection with issuance of these common shares, the Company recorded a deferred license cost of $22,050 which will be amortized over the initial estimated license term of 18 months.

F-12

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
December 31, 2010 and 2009

CONTENTS

Report of Independent Registered Public Accounting Firm	F-13

Financial Statements:

Balance Sheets – As of December 31, 2010 and 2009	F-14

Statements of Operations -
For the Year Ended December 31, 2010, for the Period from December 17, 2009 (Inception) to December 31, 2009 and for the Period from December 17, 2009 (Inception) to December 31, 2010
F-15

Statements of Changes in Stockholders’ Equity -
For the Year Ended December 31, 2010, for the Period from December 17, 2009 (Inception) to December 31, 2009 and for the Period from December 17, 2009 (Inception) to December 31, 2010
F-16

Statements of Cash Flows –
For the Year Ended December 31, 2010, for the Period from December 17, 2009 (Inception) to December 31, 2009 and for the Period from December 17, 2009 (Inception) to December 31, 2010
F-17

Notes to Financial Statements	F-18 to F-27

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
Apps Genius Corp

We have audited the accompanying balance sheets of Apps Genius Corp (a development stage company) as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2010, for the period from December 17, 2009 (inception) to December 31, 2009 and for the period from December 17, 2009 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apps Genius Corp as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the year ended December 31, 2010, for the period from December 17, 2009 (inception) to December 31, 2009 and for the period from December 17, 2009 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company had a net loss and net cash used in operations of $562,798 and $564,779, respectively, in 2010, had a deficit accumulated during the development stage of $600,175 at December 31, 2010 and is in the development stage with minimal revenues.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 25, 2011

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts • Registered with the PCAOB
Member CPA Connect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash	$121,426	$40,100
Accounts receivable	4,163	-

Total Current Assets	125,589	40,100

PROPERTY AND EQUIPMENT, net	5,750	900

Total Assets	$131,339	$41,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$13,294	$13,500
Accounts payable - related party	2,500	-
Subscriptions payable	-	18,600
Due to related party	100	1,257

Total Current Liabilities	15,894	33,357

Commitments (Note 5)

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 20,000,000 shares authorized; No shares issued or outstanding at December 31, 2010 and 2009)	-	-
Common stock ($0.001 par value; 100,000,000 shares authorized;
25,596,400 and 22,510,000 shares issued and outstanding	25,596	22,510
at December 31, 2010 and 2009, respectively)
Additional paid-in capital	690,024	22,510
Deficit accumulated during development stage	(600,175)	(37,377)

Total Stockholders' Equity	115,445	7,643

Total Liabilities and Stockholders' Equity	$131,339	$41,000

See notes to financial statements

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,	For the Period from December 17, 2009 (Inception) to December 31,	For the Period from December 17, 2009 (Inception) to December 31,
	2010	2009	2010

NET REVENUES	$22,896	$-	$22,896

OPERATING EXPENSES:
Research and development	375,922	-	375,922
Administrative compensation	68,108	23,420	91,528
Professional fees	56,467	13,700	70,167
Other selling, general and administrative	86,008	257	86,265

Total Operating Expenses	586,505	37,377	623,882

LOSS FROM OPERATIONS	(563,609)	(37,377)	(600,986)

OTHER INCOME:
Interest income	811	-	811

NET LOSS	$(562,798)	$(37,377)	$(600,175)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.02)	$-	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	24,663,137	12,574,286	24,216,581

See notes to financial statements

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Year Ended December 31, 2010
For the Period from December 17, 2009 (Inception) to December 31, 2009 and for the Period from December 17, 2009 (Inception) to December 31, 2010

						Deficit
						Accumulated
	Preferred Stock		Common Stock		Additional	During	Total
	Number of		Number of		Paid-in	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Balance, December 17, 2009 (Inception)	-	$-	-	$-	$-	$-	$-

Sale of common stock	-	-	10,700,000	10,700	10,700		21,400

Issuance of common stock for services	-	-	11,810,000	11,810	11,810		23,620

Net loss for the period	-	-	-	-	-	(37,377)	(37,377)

Balance, December 31, 2009	-	-	22,510,000	22,510	22,510	(37,377)	7,643

Sale of common stock at $0.25, net of offering costs	-	-	2,086,400	2,086	518,514	-	520,600

Sale of common stock at $0.15	-	-	1,000,000	1,000	149,000	-	150,000

Net loss for the period	-	-	-	-	-	(562,798)	(562,798)

Balance, December 31, 2010	-	$-	25,596,400	$25,596	$690,024	$(600,175)	$115,445

See notes to financial statements

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,	For the Period from December 17, 2009 (Inception) to December 31,	For the Period from December 17, 2009 (Inception) to December 31,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(562,798)	$(37,377)	$(600,175)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation and fees	-	23,620	23,620
Depreciation	1,045	-	1,045
Changes in assets and liabilities:
Accounts receivable	(4,163)	-	(4,163)
Accounts payable and accrued expenses	(206)	13,500	13,294
Accounts payable - related party	2,500	-	2,500
Due to related party	(1,157)	1,257	100

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(564,779)	1,000	(563,779)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,895)	(900)	(6,795)

NET CASH USED IN INVESTING ACTIVITIES	(5,895)	(900)	(6,795)

CASH FLOWS FROM FINANCING ACTIVITIES:
Subscription proceeds recorded as liabilities	-	18,600	18,600
Repayment of subscription payable	(18,600)	-	(18,600)
Proceeds from sale of common stock	670,600	21,400	692,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	652,000	40,000	692,000

NET INCREASE IN CASH	81,326	40,100	121,426

CASH - beginning of period	40,100	-	-

CASH - end of period	$121,426	$40,100	$121,426

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See notes to financial statements.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apps Genius Corp (the “Company”) was incorporated in the State of Nevada on December 17, 2009.  The Company’s principal business is focused on creating innovative social games and mobile applications that let people play together with real-world friends and family using the currently available infrastructure built by both social and mobile networks. The Company’s cross-platform gaming and mobile applications allow users to play and interact with multiple people on multiple networks whether or not they have a preexisting relationship with them. The Company’s Social Gaming and Mobile App technology allows users and players to reach across the multiple networks into a virtual application or gaming environment.  Additionally, the Company has developed unique player incentive platforms that allow users to share in the success of the game or application.  Currently, the Company is developing its platform for Facebook, MySpace, iPhone and Android.

Basis of presentation and going concern

The Company is presented as a development stage company. Activities during the development stage include application development, development of the Company’s business plan and the raising of capital.  As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $562,798 and $564,779, respectively, for the year ended December 31, 2010 and a deficit accumulated during development stage of $600,175 and stockholders’ equity of $115,445 at December 31, 2010 and is in the development stage with minimal revenues. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise additional capital, and generate revenues. Currently, management is seeking capital to implement its business plan.   Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the 2010 and 2009 period include the useful life of property and equipment, allowance for doubtful accounts receivable, assumptions used in assessing impairment of long-term assets and valuation of deferred tax assets, and the value of stock-based compensation and fees.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Concentrations

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. Balances at financial institutions in the United States are insured up to $250,000 at each bank. There were no deposits in excess of federally insured limits at December 31, 2010.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration (continued)

Concentration of revenue and geographic area

The Company sells its products to its customers through three revenue sharing arrangements. The following represents identifiable concentrations for any arrangement where revenue exceeded 10% of the total revenues for 2010 as follows:

Arrangement	Percentage of total revenues	Percentage of accounts receivable balance at December 31, 2010
1	74%	91%
2	25%	9%

The Company has customers in countries other than USA. The customers located in the USA represented over 98% of the total revenue.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At December 31, 2010 and 2009, the Company does not, based on a review of its outstanding balances, have an allowance for doubtful accounts.

Fair value measurements and fair value of financial instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•
Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, and amounts due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Software development costs

Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.  During the 2010 and 2009 periods, the Company did not capitalize any software development costs.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges during the periods ended December 31, 2010 or 2009.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  For all revenue sources discussed below, in accordance ASC 605-45 “Principal Agent Considerations”, the Company recognizes revenue net of amounts retained by third party entities pursuant to revenue sharing agreements. The Company’s specific revenue recognition policies are as follows:

The Company recognizes revenue from the sale of its social games and mobile applications (“Apps”) when the App is sold and downloaded by the customer and collection is reasonably assured.

The Company recognizes revenues from the placement of banner ads on its social games and mobile applications upon placement of the banner and when collection is reasonably assured.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

Some of the Company’s social games contain a virtual currency or point systems that allow users to increase their game playing levels and gain special privileges.  Users collect points by moving through the levels, buying them or by completing offers from third-party advertisers that convert into points or virtual currency. When a user completes an offer for one of our third-party advertisers, the advertiser pays the Company a commission.  The commission is recognized as revenue upon completion of the offer and the receipt by the Company of an electronic confirmation from the advertiser and when collection is reasonably assured.  The Company recognizes revenues from the sale of virtual currency to users upon the delivery of the virtual currency to the user’s account and when collection is reasonably assured.

Income taxes

The Company is governed by the Income Tax Law of the United States. The Company utilizes ASC Topic 740, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Under ASC Topic 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements.

A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. There were no options outstanding as of December 31, 2010 and 2009. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Advertising

Advertising is expensed as incurred and is included in selling, general and administrative expenses on the accompanying statements of operations. For the year ended December 31, 2010 and for the period from December 17, 2009 (inception) to December 31, 2009, advertising expense was $10,350 and $0, respectively.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and development

Research and development costs which consist primarily of salaries and fees paid to third parties for the development of software and applications are expensed as incurred. For year ended December 31, 2010 and for the period from December 17, 2009 (inception) to December 31, 2009, research and development costs were $375,922 and $0, respectively.

Net loss per share of common stock

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2010 and 2009, the Company did not have potentially dilutive common stock equivalents.

Recent accounting pronouncements

In October 2009, the FASB issued ASU No. 2009-13, “Multiple-Deliverable Revenue Arrangements.” This ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This ASU provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The adoption of this new ASU did not have any material impact on the Company’s financial statements.

In October 2009, the FASB issued ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.” This ASU changes the accounting model for revenue arrangements that include both tangible products and software elements that are “essential to the functionality,” and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered “essential to the functionality.” The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The adoption of this new ASU did not have any material impact on the Company’s financial statements.

In November 2009, the FASB issued an ASU regarding accounting for stock dividends, including distributions to shareholders with components of stock and cash. This ASU clarifies that the stock portion of a distribution to shareholders that contains components of cash and stock and allows shareholders to select their preferred form of the distribution (with a limit on the amount of cash that will be distributed in total) should be considered a stock dividend and included in EPS calculations as a share issuance. The adoption of this guidance did not have a material impact on the Company’s financial statements.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In December 2009, the FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The adoption of this ASU did not have a material impact on its financial statements.

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The adoption of this ASU did not have any material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on the Company’s financial statements.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The adoption of this ASU did not have an important impact on the Company’s financial statements.

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, 2010 and 2009, property and equipment consist of the following:

	Useful Life	2010	2009
Office equipment and furniture	5 Years	$214	$214
Computer equipment	5 Years	6,581	686
		6,795	900
Less: accumulated depreciation		(1,045)	-

		$5,750	$900

For the periods ended December 31, 2010 and 2009, depreciation expense amounted to $1,045 and $0, respectively.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company’s chief executive officer (“CEO”) from time to time, provided advances to the Company for working capital purposes. At December 31, 2010 and 2009, the Company had a payable to the CEO of $100 and $1,257, respectively. These advances were short-term in nature and non-interest bearing.

In March 2010, the Company paid $1,000 to a company related to the Company’s chief executive officer for rent.

As of December 31, 2010, the Company owed $2,500 to a company owned by its chief financial officer for services rendered.

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred stock

The Company authorized 20,000,000 preferred shares.  Preferred shares may be designated by the Company’s board of directors’.  There were no shares designated as of December 31, 2010.

Common stock

On December 17, 2009, the Company issued 11,810,000 shares of its common stock to the Company’s founders for services rendered. One of the founders is the Company’s legal service providers who received 100,000 common shares valued at $200.  The Company valued these common shares at the fair value of $0.002 per common share based on the sale of common stock in a private placement at $.002 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $23,420 and professional fees of $200.

In December 2009, the Company sold 10,700,000 of its common shares for cash proceeds of $0.002 per share or $21,400 in a private placement. As of December 31, 2009, these funds were held in the escrow of the Company’s attorney. In addition, as of December 31, 2009, the Company received proceeds of $18,600 held in escrow with the Company’s attorney pursuant to subscription agreements.  The Company rejected these subscription agreements.  At December 31, 2009, rejected funds of $18,600 were reflected as a subscription payable on the accompanying balance sheet. Subsequent to December 31, 2009, the funds were returned to the respective investor.

During the six months ended June 30, 2010, the Company sold 2,086,400 shares of its common stock at $0.25 per common shares for gross proceeds of $521,600. In connection with the sale of common stock, the Company incurred filings fees of $1,000.

In July 2010, the Company sold 1,000,000 shares of its common stock at $0.15 per common shares for proceeds of $150,000.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 4 – STOCKHOLDERS’ EQUITY (continued)

Equity Incentive Plan

On September 23, 2010, the Company’s board of directors adopted, and the Company’s stockholders approved the Apps Genius Corp Equity Incentive Plan (the “Plan”), which covers 5,000,000 shares of common stock.  The purpose of the Plan is to advance the interests of the Company by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company’s common stock, par value $.0001 per share.

The Plan is intended to accomplish these objectives by enabling the Company to grant awards in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, or other stock based awards. The Plan will be administered by the Board of Directors of the Company or, upon its delegation, by the Compensation Committee of the Board of Directors.  The Plan became effective on September 23, 2010 and will terminate on September 23, 2020.

Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock reserved for issuance pursuant to awards granted under the Plan shall be five million (5,000,000) shares; provided, however, that within sixty (60) days of the end of each fiscal year following the adoption of the Plan, the Board, in its discretion, may increase the aggregate number of shares of Common Stock available for issuance under the Plan by an amount not greater than the difference between (i) the number of shares of Common Stock available for issuance under the Plan on the last day of the immediately preceding fiscal year, and (ii) the number of shares of Common Stock equal to 15% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year.

NOTE 5 - COMMITTMENT

Operating lease

On April 20, 2010 and effective May 10, 2010, the Company leased office space under an operating lease that expires on May 31, 2011.  Future minimum rental payments required under the operating lease are as  follows:

Year Ended December 31:
2011	$5,500
Total	$5,500

NOTE 6 – INCOME TAXES

The Company has incurred aggregate cumulative net operating losses of approximately $576,555 for income tax purposes as of December 31, 2010. The net operating loss carries forward for United States income taxes, which may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, starting in 2029 through 2030. Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

APPS GENIUS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 6 – INCOME TAXES (continued)

The Company’s income tax expense (benefit) differs from the “expected” tax expense for Federal income tax purposes computed by applying a Federal corporate tax rate of 34% to loss before income taxes as follows:

	2010	2009
U.S “expected” income tax	$(191,351)	$(12,708)
State income tax	(32,316)	(3,252)
Non-deductible stock-based compensation	-	10,086
Other	407	-
Change in valuation allowance	223,260	5,874

Total provision for income taxes	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2010 and 2009 are as follows:

	2010	2009
Deferred tax assets:
Net operating loss carry forward	$229,134	$5,874

Total gross deferred tax assets	229,134	5,874
Less valuation allowance	(229,134)	(5,874)

Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2010 was $229,134.  The increase during 2010 was $223,260.

APPS GENIUS CORP

UP TO 10,000,000 UNITS, EACH CONSISTING OF
10,000,000 SHARE(S) OF COMMON STOCK AND 10,000,000
WARRANT(S) TO PURCHASE 100% OF THE SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _________, 2012

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$580.50
Federal Taxes	$0
State Taxes and Fees	$0
Placement Agent Fees and Expenses	$180,000	*
Accounting Fees and Expenses	$20,000
Legal Fees and Expense	$100,000
Blue Sky Fees and Expenses	$5,000
Miscellaneous	$1,000
Total	$306,580.50

* This assumes a total closing amount of $2,000,000. Pursuant to Rodman’s engagement agreement, they are entitled to a cash fee of 7% of any proceeds raised plus an additional 2% as a non-accountable due diligence expense.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada in December 2009. In connection with incorporation, we issued 11,710,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 17, 2009, we issued 100,000 shares of our common stock to Anslow & Jaclin, LLP (or its associates) as compensation for services to be provided under their retainer agreement.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December of 2009 the Company sold through a Regulation D Rule 506 offering a total of 10,700,000 shares of common stock to 10 investors, at a price per share of $0.002 for an aggregate offering price of $21,400.  The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

In March 2010 the Company sold through a Regulation D Rule 506 offering a total of 2,086,400 shares of common stock to 36 investors, at a price per share of $0.25 for an aggregate offering price of $521,600. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

In July 2010 the Company sold through a Regulation D Rule 506 offering a total of 1,000,000 shares of common stock to 1 investor, at a price per share of $0.15 for an aggregate offering price of $150,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2011 the Company issued a total of 155,000 shares of common stock to certain professional service providers. On September 19, 2011, we issued 400,000 shares of our common stock to a consultant for investor relations services to be provided over a one-year term. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 17, 2011, the Company issued to Ms. Nicole Polizzi and her assigns warrants exercisable for the purchase of one million one hundred thousand (1,100,000) shares of our common stock, par value $0.001, at an exercise price equal to $0.31 per share, as partial consideration for the Snooki License. In addition on October 17, 2011, the Company issued seventy thousand (70,000) shares of our common stock, par value $0.001 to Starz Management & PR as partial consideration for the Snooki License. The warrant and the shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These warrants to purchase shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
4.1	Form of Warrant **
4.2	Warrant issued to Nicole “Snooki” Polizzi pursuant to the Snooki License Agreement ****
5.1	Opinion of Anslow & Jaclin LLP
10.1	Agreement with gWallet, Inc.*
10.2	Agreement with Cubics.com*
10.3	Agreement with Apple*
10.4	Equity Incentive Plan*
10.5	Form of Securities Purchase Agreement***
10.6	Form of Engagement Letter between Apps Genius Corp and CFO Oncall, dated January 31, 2011 **
10.7	License Agreement between Apps Genius Corp, NEP Snooki Enterprises, LLC and Starz Management & PR, dated October 17, 2011 ****
23.1	Consent of Salberg & Company, P.A.
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

* Incorporated by reference to Form S-1 filed with the SEC on November 19, 2010.
** Incorporated by reference to Amendment Number 2 to Form S-1 filed with the SEC on September 27, 2011.
*** Incorporated by reference to Amendment Number 3 to Form S-1 filed with the SEC on October 12, 2011.
**** Incorporated by reference to Current Report on Form 8-K filed with the SEC on October 21, 2011.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Apps Genius Corp, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Red Bank, New Jersey, on  January 13, 2012.

APPS GENIUS CORP.

By:	/s/Adam Kotkin
Adam Kotkin,
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Adam Kotkin	Chief Executive Officer	January 13, 2012
Adam Kotkin	and Director

/s/Adam Wasserman	Principal Financial Officer, Controller and	January 13, 2012
Adam Wasserman	Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/Adam Kotkin	January 13, 2012
Adam Kotkin Director